Exhibit 16

July 6, 2016

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Ladies and Gentlemen:

We have read the disclosures of Retractable Technologies, Inc. (“Retractable”) set forth in Item 4.01 of its Current Report on Form 8-K dated July 6, 2016 and are in agreement with the statements therein concerning CF & Co., LLP.

We have no basis to, and therefore, do not agree or disagree with the other statements made by Retractable in its Current Report on Form 8-K dated July 6, 2016.

Sincerely,

/s/ CF & Co., LLP